EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Kathy Bushway	Gary M. Small
Senior Vice President, Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
kbushway@homesavings.com

UCFC ANNOUNCES STRONG EARNINGS FOR THE FIRST QUARTER AND A

DIVIDEND OF $0.07 PER COMMON SHARE

YOUNGSTOWN, Ohio (April 16, 2019) – United Community Financial Corp. (Company) (NASDAQ: UCFC), parent company of Home Savings Bank (Home Savings), today announced net income of $8.7 million, or $0.176 per diluted common share (“EPS”) for the three months ended March 31, 2019, compared to $0.171 EPS, or $8.6 million for the three months ended March 31, 2018.

First quarter 2019 highlights:

●	ROA of 1.22%, ROE of 10.99% and ROTE of 11.90%
●	Net loan growth of 7.1%, annualized on a linked quarter basis
●	Average customer deposit growth of 6.1% comparing first quarter 2019 to first quarter 2018
●	Net interest margin of 3.38%
●	Noninterest income growth of 4.4% comparing first quarter 2019 to first quarter 2018, 13.1% when adjusted for a change in mortgage servicing rights valuation
●	Repurchase of 328,000 shares, or approximately 0.7% of outstanding shares

Gary M. Small, President and Chief Executive Officer of the Company commented, “We are pleased with Q1 performance as our loan and deposit growth came in right on target, margin met expectations during an unpredictable interest rate environment, and our residential mortgage, wealth and insurance business units experienced strong revenue growth.”

Small further commented, “The year began a bit softer than normal as clients seemed to strike a cautious stance while evaluating the impact of Q4 market uncertainty. Activity levels picked up over the course of the quarter, the residential mortgage business began to benefit from the lower rate environment, and we enter Q2 in a good position.”

Solid Loan Growth

Total net loans grew $38.7 million on a linked quarter basis, or 7.1% annualized, in the first quarter of 2019. Commercial loan growth was $31.7 million for the quarter ended March 31, 2019, an annualized growth rate of 13.5% on a linked quarter basis. Residential mortgage loans increased $9.0 million when comparing the linked quarters, or 3.7% annualized.

Strong Business Deposit and Noninterest Bearing Deposit Growth

Average customer deposit growth was 6.1% when comparing the first quarter of 2019 to the first quarter of 2018. Average noninterest bearing deposits grew $31.3 million, or 8.4%, from March of 2018 to March of 2019 while average business deposits grew $58.8 million, or 24.0%, and average public funds grew $29.2 million, or 27.5%, over this same time frame.

Net Interest Income and Margin

Net interest income totaled $22.3 million on a fully taxable equivalent (FTE) basis for the quarter ended March 31, 2019, compared to $21.6 million for the quarter ended March 31, 2018, an increase of 3.0%. First quarter 2018 net interest income includes a onetime fee recognition from the early payoff of a single loan and a higher level of purchase accounting accretion income versus 2019. Adjusting for these two items, the increase in first quarter net interest income would be 7.0%.

The net interest margin on an FTE basis was 3.38% for the first quarter of 2019 compared to 3.47% for the similar period last year. The net interest margin during the first quarter of 2018 was positively impacted by the payoff of a single loan that added approximately 8 basis points to the reported margin. Also included in the margin for both years are purchase accounting yield adjustments aggregating 6 and 9 basis points respectively for 2019 and 2018. Absent of both the early payoff and the purchase accounting adjustments the net interest margin for the first quarter of 2019 would be 3.32% compared to 3.30% for the same time period last year.

Non-Interest Income

Non-interest income increased to $6.1 million in the first quarter of 2019, compared to $5.8 million in the first quarter of 2018, an increase of 4.4%. Excluding the unfavorable mortgage servicing rights valuation adjustment in the first quarter of 2019, non-interest income would have increased by 13.1%. Mortgage banking income was up 23.4%. Insurance agency income was up 21.5% along with wealth fees being up 12.6%. These increases helped offset the impact of the negative mortgage servicing rights valuation adjustment.

Non-Interest Expense

Non-interest expense was $17.7 million for the quarter ended March 31, 2019 compared to $16.6 million for the quarter ended March 31, 2018, or a 6.5% increase. Non-interest expense for the first quarter of 2019 also included charges of $650,000 for organizational restructuring of the retail and wealth business units. Absent of the organizational restructure charges the increase in non-interest expense is 2.6% for the same period. The Company’s efficiency ratio was 62.29%.

Credit Quality

Credit quality metrics continue to show very favorably during the first quarter of 2019. The ratio of nonperforming loans to net loans was 0.32% at March 31, 2019, which is down from 0.59% reported at March 31, 2018. Total nonperforming commercial loans remain low at $2.0 million as of March 31, 2019 or 0.20% of total commercial loans. Total nonperforming assets to assets was 0.34% at March 31, 2019, while total delinquent loans to net loans was 0.41% for the same period. These ratios were 0.65% and 0.81%, respectively, at March 31, 2018.

During the quarter ended March 31, 2019, the Company recognized total net charge offs of $58,000 or one basis point as a percentage of average loans.

The Company’s provision for loan losses totaled $61,000 for the first quarter of 2019, which was down from the $407,000 reported in the first quarter of 2018. As of March 31, 2019, the Company’s allowance for loan losses to total loans was 0.91%, versus 1.04% at March 31, 2018. Also at March 31, 2019 the allowance for loan loss as a percent of nonperforming loans totaled 287.7%.

Loans acquired through acquisition during the first quarter of 2017 were recorded at fair value. When combining the remaining fair value adjustment of $1.7 million and the Company’s allowance, the Company’s allowance as a percentage total loans increases to .99%.

Capital Management and Tangible Book Value per Share

During the first quarter of 2019, the Company repurchased 328,000 shares. The Company had remaining 1,545,000 shares authorized for repurchase as of March 31, 2019. Tangible book value per common share at March 31, 2019 was $5.95 compared to $5.45 at March 31, 2018.

Dividend Declaration

On April 16, 2019, the Board of Directors declared a quarterly cash dividend of $0.07 per common share. The dividend is payable May 10, 2019 to shareholders of record at the close of business April 29, 2019.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, April 17, 2019, at 10:00 a.m. ET., to provide an overview of the Company’s first quarter 2019 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website ir.ucfconline.com. Click on 1st Quarter 2019 Conference Call on the corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly owned subsidiary of the Company, offering a full line of commercial, wealth management and consumer banking products and services with 33 retail banking offices (32 in Ohio and one in Pennsylvania). Home Savings also has residential mortgage loan centers servicing Ohio, West Virginia, western Pennsylvania, northern Kentucky, and eastern Indiana. Additional information on the Company, Home Savings and James & Sons Insurance is available at ir.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31,	March 31,
	2019	2018	F/(U)
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$41,920	$27,683	51.4%
Federal funds sold	35,277	19,058	85.1%

Total cash and cash equivalents	77,197	46,741	65.2%
Securities:
Trading, at fair value	666	—	0.0%
Available for sale, at fair value	237,421	257,908	-7.9%
Held to maturity (fair value of $74,748 and $78,033, respectively)	75,760	80,685	-6.1%
Loans held for sale, at fair value	77,676	79,292	-2.0%
Gross loans	2,235,995	2,083,053	7.3%
Allowance for loan losses	(20,446)	(21,610)	-5.4%

Net loans	2,215,549	2,061,443	7.5%
Federal Home Loan Bank stock, at cost	16,702	19,324	-13.6%
Premises and equipment, net	22,012	21,795	1.0%
Accrued interest receivable	8,873	7,615	16.5%
Real estate owned and other repossessed assets	1,180	1,293	-8.7%
Goodwill	20,221	20,221	0.0%
Core deposit intangible	1,521	1,851	-17.8%
Customer list intangible	2,169	2,030	6.8%
Cash surrender value of life insurance	64,606	62,922	2.7%
Other assets	30,488	27,587	10.5%

Total assets	$2,852,041	$2,690,707	6.0%

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,623,653	$1,528,262	6.2%
Noninterest bearing	404,644	376,904	7.4%

Customer deposits	2,028,297	1,905,166	6.5%
Brokered deposits	261,506	161,812	61.6%

Total deposits	2,289,803	2,066,978	10.8%
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	—	48,731	-100.0%
Short-term advances	204,000	245,000	-16.7%

Total Federal Home Loan Bank advances	204,000	293,731	-30.5%
Repurchase agreements and other	254	233	9.0%

Total borrowed funds	204,254	293,964	-30.5%
Advance payments by borrowers for taxes and insurance	19,542	18,444	6.0%
Accrued interest payable	1,492	1,363	9.5%
Accrued expenses and other liabilities	22,241	13,763	61.6%

Total liabilities	2,537,332	2,394,512	6.0%

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—	0.0%
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 48,852,688 and 49,882,491 shares, respectively, outstanding	177,410	177,297	0.1%
Retained earnings	197,286	173,419	13.8%
Accumulated other comprehensive loss	(18,416)	(22,675)	-18.8%
Treasury stock, at cost, 5,286,222 and 4,256,419 shares, respectively	(41,571)	(31,846)	30.5%

Total shareholders’ equity	314,709	296,195	6.3%

Total liabilities and shareholders’ equity	$2,852,041	$2,690,707	6.0%

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,	December 31,			March 31,
	2019	2018	Variance	F/(U)	2018	Variance	F/(U)
	(Dollars in thousands, except per share data)
Interest income
Loans	$25,856	$26,587	$(731)	-2.7%	$22,759	$3,097	13.6%
Loans held for sale	1,007	1,184	(177)	-14.9%	858	149	17.4%
Securities:
Available for sale, nontaxable	307	334	(27)	-8.1%	388	(81)	-20.9%
Available for sale, taxable	1,263	1,148	115	10.0%	1,215	48	4.0%
Held to maturity, nontaxable	75	69	6	8.7%	51	24	47.1%
Held to maturity, taxable	379	380	(1)	-0.3%	422	(43)	-10.2%
Federal Home Loan Bank stock dividends	290	290	—	0.0%	280	10	3.6%
Other interest earning assets	224	178	46	25.8%	77	147	190.9%

Total interest income	29,401	30,170	(769)	-2.5%	26,050	3,351	12.9%
Interest expense
Deposits	6,574	5,866	(708)	-12.1%	3,097	(3,477)	-112.3%
Federal Home Loan Bank advances	641	810	169	20.9%	1,420	779	54.9%

Total interest expense	7,215	6,676	(539)	-8.1%	4,517	(2,698)	-59.7%

Net interest income	22,186	23,494	(1,308)	-5.6%	21,533	653	3.0%
Taxable equivalent adjustment	84	111	(27)	-24.3%	97	(13)	-13.4%

Net interest income (FTE) (1)	22,270	23,605	(1,335)	-5.7%	21,630	640	3.0%
Provision for loan losses	61	178	117	65.7%	407	346	85.0%

Net interest income after provision for loan losses (FTE)	22,209	23,427	(1,218)	-5.2%	21,223	986	4.6%

Non-interest income
Insurance agency income	701	562	139	24.7%	577	124	21.5%
Brokerage income	370	305	65	21.3%	272	98	36.0%
Service fees and other charges:
Deposit related fees	1,341	1,521	(180)	-11.8%	1,300	41	3.2%
Mortgage servicing fees	873	858	15	1.7%	812	61	7.5%
Mortgage servicing rights valuation	(499)	(44)	(455)	1034.1%	9	(508)	-5644.4%
Mortgage servicing rights amortization	(446)	(430)	(16)	3.7%	(500)	54	-10.8%
Other service fees	38	36	2	5.6%	38	—	0.0%
Net gains (losses):
Trading securities	64	669	(605)	-90.4%	—	64	0.0%
Securities available for sale	144	(861)	1,005	-116.7%	139	5	3.6%
Mortgage banking income	1,676	1,118	558	49.9%	1,358	318	23.4%
Real estate owned and other repossessed assets charges, net	(31)	(24)	(7)	29.2%	(78)	47	-60.3%
Debit/credit card fees	934	1,033	(99)	-9.6%	949	(15)	-1.6%
Trust fee income	465	480	(15)	-3.1%	469	(4)	-0.9%
Bank owned life insurance	385	431	(46)	-10.7%	433	(48)	-11.1%
Other income	58	(69)	127	-184.1%	41	17	41.5%

Total non-interest income	6,073	5,585	488	8.7%	5,819	254	4.4%

Non-interest expense
Salaries and employee benefits	10,575	9,029	(1,546)	-17.1%	9,998	(577)	-5.8%
Occupancy	1,046	1,023	(23)	-2.2%	1,100	54	4.9%
Equipment and data processing	2,292	2,122	(170)	-8.0%	2,154	(138)	-6.4%
Financial institutions tax	509	464	(45)	-9.7%	496	(13)	-2.6%
Advertising	390	414	24	5.8%	235	(155)	-66.0%
Amortization of intangible assets	127	128	1	0.8%	113	(14)	-12.4%
FDIC insurance premiums	331	398	67	16.8%	290	(41)	-14.1%
Other insurance premiums	76	70	(6)	-8.6%	109	33	30.3%
Professional fees:
Legal fees	60	292	232	79.5%	299	239	79.9%
Other professional fees	587	721	134	18.6%	391	(196)	-50.1%
Supervisory fees	34	34	—	0.0%	42	8	19.0%
Real estate owned and other repossessed asset expenses	39	34	(5)	-14.7%	36	(3)	-8.3%
Other expenses	1,608	2,449	841	34.3%	1,337	(271)	-20.3%

Total non-interest expenses	17,674	17,178	(496)	-2.9%	16,600	(1,074)	-6.5%

Income before income taxes	10,608	11,834	(1,226)	-10.4%	10,442	166	1.6%
Taxable equivalent adjustment	84	111	27	24.3%	97	13	13.4%
Income tax expense	1,868	2,172	304	14.0%	1,789	(79)	-4.4%

Net income	$8,656	$9,551	$(895)	-9.4%	$8,556	$100	1.2%

Earnings per common share:
Basic	$0.177	$0.192	$(0.015)	-7.8%	$0.172	$0.005	2.9%
Diluted	0.176	0.191	(0.015)	-7.9%	0.171	0.005	2.9%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average	Interest		Average	Interest		Average	Interest
	outstanding	earned/	Yield/	outstanding	earned/	Yield/	outstanding	earned/	Yield/
	balance	paid	rate	balance	paid	rate	balance	paid	rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$2,191,746	$25,864	4.75%	$2,161,414	$26,616	4.93%	$2,026,266	$22,760	4.49%
Loans held for sale	84,932	1,007	4.74%	100,348	1,184	4.68%	80,681	858	4.31%

Total loans, net	2,276,678	26,871	4.75%	2,261,762	27,800	4.91%	2,106,947	23,618	4.49%
Securities:
Available for sale-taxable	200,088	1,263	2.52%	196,910	1,148	2.33%	211,332	1,215	2.30%
Available for sale-nontaxable (2)	43,468	365	3.36%	48,370	399	3.30%	54,737	472	3.45%
Held to maturity-taxable	63,674	379	2.38%	65,605	380	2.32%	72,627	422	2.32%
Held to maturity-nontaxable (2)	13,047	93	2.85%	12,215	86	2.82%	9,227	63	2.73%

Total securities	320,277	2,100	2.62%	323,100	2,013	2.49%	347,923	2,172	2.50%
Federal Home Loan Bank stock	18,010	290	6.43%	19,144	290	6.06%	19,324	280	5.80%
Other interest earning assets	34,986	224	2.59%	34,779	178	2.03%	22,479	77	1.39%

Total interest earning assets	2,649,951	29,485	4.48%	2,638,785	30,281	4.59%	2,496,673	26,147	4.19%
Non-interest earning assets	176,913			176,579			176,785

Total assets	$2,826,864			$2,815,364			$2,673,458

Interest bearing liabilities:
Deposits:
Checking accounts	$650,268	1,440	0.89%	$620,306	1,114	0.71%	$593,499	687	0.47%
Savings accounts	297,410	29	0.04%	303,247	28	0.04%	303,639	27	0.04%
Certificates of deposit
Customer certificates of deposit	618,752	2,824	1.83%	619,208	2,652	1.70%	581,858	1,817	1.27%
Brokered certificates of deposit	397,137	2,281	2.30%	393,778	2,072	2.09%	165,169	566	1.39%

Total certificates of deposit	1,015,889	5,105	2.01%	1,012,986	4,724	1.85%	747,027	2,383	1.28%

Total interest bearing deposits	1,963,567	6,574	1.34%	1,936,539	5,866	1.20%	1,644,165	3,097	0.76%
Federal Home Loan Bank advances
Long-term advances	—	—	0.00%	46,879	357	3.02%	48,603	431	3.60%
Short-term advances	103,333	641	2.48%	75,033	453	2.40%	265,322	989	1.51%

Total Federal Home Loan Bank advances	103,333	641	2.48%	121,912	810	2.64%	313,925	1,420	1.83%
Repurchase agreements and other	233	—	0.00%	245	—	0.00%	213	—	0.00%

Total borrowed funds	103,566	641	2.48%	122,157	810	2.63%	314,138	1,420	1.83%

Total interest bearing liabilities	$2,067,133	7,215	1.40%	$2,058,696	6,676	1.29%	$1,958,303	4,517	0.94%

Non-interest bearing liabilities
Total noninterest bearing deposits	400,874			395,649			375,142
Other noninterest bearing liabilities	43,851			46,559			40,729

Total noninterest bearing liabilities	444,725			442,208			415,871

Total liabilities	$2,511,858			$2,500,904			$2,374,174
Shareholders’ equity	315,006			314,464			299,284

Total liabilities and equity	$2,826,864			$2,815,368			$2,673,458

Net interest income and interest rate spread		$22,270	3.08%		$23,605	3.30%		$21,630	3.25%

Net interest margin			3.38%			3.58%			3.47%
Average interest earning assets to average interest bearing liabilities			128.19%			128.18%			127.49%
Interest bearing deposits
Checking accounts	$650,268	$1,440	0.89%	$620,306	$1,114	0.71%	$593,499	$687	0.47%
Savings accounts	297,410	29	0.04%	303,247	28	0.04%	303,639	27	0.04%
Customer certificates of deposit	618,752	2,824	1.83%	619,208	2,652	1.70%	581,858	1,817	1.27%

Total customer deposits	1,566,430	4,293	1.10%	1,542,761	3,794	0.98%	1,478,996	2,531	0.68%
Brokered certificates of deposit	397,137	2,281	2.30%	393,778	2,072	2.09%	165,169	566	1.39%

Total interest bearing deposits	1,963,567	6,574	1.34%	1,936,539	5,866	1.20%	1,644,165	3,097	0.76%
Noninterest bearing deposits	400,874	—	0.00%	395,649	—	0.00%	375,142	—	0.00%

Total average deposits and cost of deposits	$2,364,441	$6,574	1.11%	$2,332,188	$5,866	1.01%	$2,019,307	$3,097	0.61%
Other interest bearing liabilities
Federal Home Loan Bank advances
Long term advances	$—	$—	0.00%	$46,879	$357	3.02%	$48,603	$431	3.60%
Short term advances	103,333	641	2.48%	75,033	453	2.40%	265,322	989	1.51%

Total Federal Home Loan Bank advances	103,333	641	2.48%	121,912	810	2.64%	313,925	1,420	1.83%
Repurchase agreements and other	233	—	0.00%	245	—	0.00%	213	—	0.00%

Total borrowed funds	103,566	641	2.48%	122,157	810	2.63%	314,138	1,420	1.83%

Total average deposits and other interest bearing liabilities and total cost of funds	$2,468,007	$7,215	1.17%	$2,454,345	$6,676	1.09%	$2,333,445	$4,517	0.79%

Customer deposits interest bearing and noninterest bearing	$1,967,304	$4,293	0.87%	$1,938,410	$3,794	0.78%	$1,854,138	$2,531	0.55%
Brokered deposits	397,137	2,281	2.30%	393,778	2,072	2.09%	165,169	566	1.39%
Total borrowings	103,566	641	2.48%	122,157	810	2.63%	314,138	1,420	1.83%
Cost of funds	2,468,007	7,215	1.17%	2,454,345	6,676	1.09%	2,333,445	4,517	0.79%

(1) Nonaccrual loans are included in the average balance at a yield of 0%.

(2) Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,852,041	$2,811,357	$2,789,183	$2,770,558	$2,690,707
Total loans, net	2,215,549	2,176,842	2,148,942	2,099,781	2,061,443
Total securities	313,847	319,498	320,806	328,924	338,593
Total deposits	2,289,803	2,213,220	2,352,476	2,135,345	2,066,978
Average interest-bearing deposits	1,963,567	1,936,539	1,884,617	1,718,639	1,644,165
Average noninterest-bearing deposits	400,874	395,649	382,044	376,905	375,142
Total shareholders’ equity	314,709	309,334	306,043	301,484	296,195
Net interest income	22,186	23,494	21,623	21,295	21,533
Net interest income (FTE) (1)	22,270	23,605	21,707	21,385	21,630
Provision for loan losses	61	178	251	(138)	407
Noninterest income	6,073	5,585	6,146	5,852	5,819
Noninterest expense	17,674	17,178	15,772	15,530	16,600
Income tax expense	1,868	2,172	2,217	2,214	1,789
Net income	8,656	9,551	9,529	9,541	8,556

Share Data
Basic earnings per common share	$0.177	$0.192	$0.191	$0.191	$0.172
Diluted earnings per common share	0.176	0.191	0.190	0.190	0.171
Book value per common share	6.44	6.30	6.13	6.04	5.94
Tangible book value per common share	5.95	5.81	5.65	5.56	5.45
Market value per common share	9.35	8.85	9.67	10.99	9.86
Common shares outstanding at end of period	48,853	49,129	49,923	49,904	49,882
Weighted average shares outstanding--basic	48,854	49,445	49,683	49,694	49,611
Weighted average shares outstanding--diluted	49,113	49,695	49,947	49,944	49,885

Key Ratios
Return on average assets (2)	1.22%	1.36%	1.37%	1.40%	1.28%
Return on average equity (3)	10.99%	12.15%	12.25%	12.56%	11.44%
Return on tangible equity (4)	11.90%	13.16%	13.28%	13.65%	12.44%
Net interest margin	3.38%	3.58%	3.33%	3.36%	3.47%
Efficiency ratio	62.29%	54.79%	57.30%	57.75%	60.20%
Nonperforming loans to net loans, end of period	0.32%	0.30%	0.42%	0.51%	0.59%
Nonperforming assets to total assets, end of period	0.34%	0.27%	0.36%	0.57%	0.65%
Allowance for loan loss as a percent of loans, end of period	0.91%	0.93%	0.98%	1.01%	1.04%
Delinquent loans to total net loans, end of period	0.41%	0.50%	0.69%	0.67%	0.81%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Net income divided by average total equity, minus average intangible assets

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$163,243	$134,143	$139,938	$141,004	$137,836
Owner/nonowner occupied commercial real estate	412,550	409,979	408,938	396,624	384,533
Land	17,090	16,831	16,129	16,887	15,452
Construction	135,048	141,685	132,961	127,691	134,181
Commercial and industrial	246,740	240,293	233,801	218,611	201,132

Total	974,671	942,931	931,767	900,817	873,134
Residential mortgage loans
Real estate	934,586	927,255	909,626	888,583	882,873
Construction	45,102	43,435	39,396	40,623	42,453

Total	979,688	970,690	949,022	929,206	925,326
Consumer loans
Consumer	274,998	277,041	283,108	284,909	279,110

Total	274,998	277,041	283,108	284,909	279,110

Total loans	2,229,357	2,190,662	2,163,897	2,114,932	2,077,570
Less:
Allowance for loan losses	20,446	20,443	21,332	21,405	21,610
Deferred loan costs, net	(6,638)	(6,623)	(6,377)	(6,254)	(5,483)

Total	13,808	13,820	14,955	15,151	16,127

Total loans, net	2,215,549	2,176,842	2,148,942	2,099,781	2,061,443
Loans held for sale, net	77,676	91,472	95,235	107,701	79,292

Total loans	$2,293,225	$2,268,314	$2,244,177	$2,207,482	$2,140,735

	At or for the quarters ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$146,244	$146,977	$140,722	$138,812	$140,740
Non-interest bearing checking accounts	404,644	394,208	383,535	383,082	376,904

Total checking accounts	550,888	541,185	524,257	521,894	517,644
Savings accounts	297,186	298,087	300,007	306,283	308,025
Money market accounts	550,049	466,167	489,668	502,560	483,840

Total non-time deposits	1,398,123	1,305,439	1,313,932	1,330,737	1,309,509
Certificates of deposit	630,174	616,826	622,807	615,388	595,657

Total customer deposits	2,028,297	1,922,265	1,936,739	1,946,125	1,905,166
Brokered deposits	261,506	290,955	415,737	189,220	161,812

Total certificates of deposit	891,680	907,781	1,038,544	804,608	757,469

Total deposits	$2,289,803	$2,213,220	$2,352,476	$2,135,345	$2,066,978

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$20,443	$21,332	$21,405	$21,610	$21,202
Provision	61	178	251	(138)	407
Net recoveries (chargeoffs)	(58)	(1,067)	(324)	(67)	1

Ending balance	$20,446	$20,443	$21,332	$21,405	$21,610

	At or for the quarters ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands)
Net Recoveries (Charge-offs)
Commercial loans
Multi-family	$113	$(99)	$4	$9	$6
Owner/nonowner occupied commercial real estate	28	38	12	29	40
Land	—	—	150	—	—
Construction	1	—	11	10	7
Commercial and industrial	(84)	(765)	(275)	(72)	104

Total	58	(826)	(98)	(24)	157
Residential mortgage loans
Real estate	78	(131)	(141)	(14)	(66)
Construction	—	—	—	—	—

Total	78	(131)	(141)	(14)	(66)
Consumer loans
Consumer	(194)	(110)	(85)	(29)	(90)

Total	(194)	(110)	(85)	(29)	(90)

Total net chargeoffs	$(58)	$(1,067)	$(324)	$(67)	$1

	At or for the quarters ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$—	$171	$275	$275	$275
Owner/nonowner occupied commercial real estate	1,565	13	1,101	1,111	1,206
Land	—	—	—	—	9
Construction	—	—	—	—	—
Commercial and industrial	456	531	1,489	1,475	1,459

Total	2,021	715	2,865	2,861	2,949
Residential mortgage loans
Real estate	3,883	4,170	4,426	6,146	7,045
Construction	—	—	—	—	—

Total	3,883	4,170	4,426	6,146	7,045
Consumer loans
Consumer	1,203	1,654	1,770	1,783	2,180

Total	1,203	1,654	1,770	1,783	2,180

Total nonperforming loans	$7,107	$6,539	$9,061	$10,790	$12,174

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$4,351	$5,732	$8,200	$8,395	$8,326
Past due 90 days and still accruing	—	18	—	—	—

Past due 90 days	4,351	5,750	8,200	8,395	8,326
Past due less than 90 days and on nonaccrual	2,756	789	861	2,395	3,848

Total nonperforming loans	7,107	6,539	9,061	10,790	12,174
Other real estate owned	1,143	1,049	907	802	1,030
Other classified assets	1,479	—	—	4,050	4,050
Repossessed assets	37	39	—	75	263

Total nonperforming assets	$9,766	$7,627	$9,968	$15,717	$17,517

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

Reconciliation of Average Shareholders’ Equity to Average Tangible Equity:

	At or for the quarters ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands, except per share data)
Average shareholders equity	$315,006	$314,464	$311,058	$303,733	$299,284
Average intangible assets	23,994	24,123	24,144	24,063	24,175

Average tangible equity	$291,012	$290,341	$286,914	$279,670	$275,109

Net income	$8,656	$9,551	$9,529	$9,541	$8,556
Return on tangible equity	11.90%	13.16%	13.28%	13.65%	12.44%
Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income:

	For the quarters ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands)

Interest income	$29,401	$30,170	$27,690	$26,661	$26,050
Fully taxable equivalent adjustment	84	111	84	90	97

Fully taxable equivalent interest income	29,485	30,281	27,774	26,751	26,147
Interest expense	7,215	6,676	6,067	5,366	4,517

Fully taxable net interest income	$22,270	$23,605	$21,707	$21,385	$21,630

Reconciliation of Coverage Ratio to Coverage Ratio with Fair Value Adjustments Included with Allowance for Loan Losses:

March 31, 2019
(Dollars in thousands)
Allowance for loan losses	$20,446
Fair value adjustments	1,738

22,184

Loans, net	$2,215,548
Add: Allowance for loan losses and fair value adjustment	22,184

Gross loans	$2,237,732

Coverage ratio with the Fair Value adjustments included in Allowance for loan losses	0.99%

Tangible Book Value Per Share:

Tangible book value, per share is defined at shareholders equity minus intangible assets divided by the number of shares outstanding.

	At the quarters ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$314,709	$309,334	$306,043	$301,484	$296,195
Goodwill	20,221	20,221	20,221	20,221	20,221
Customer list intangible	2,169	2,214	2,259	1,980	2,030
Core deposit intangible	1,521	1,603	1,686	1,769	1,851
Total common shares outstanding	48,852,688	49,128,875	49,922,514	49,904,074	49,882,491
Tangible book value, as reported	$5.95	$5.81	$5.65	$5.56	$5.45

Reconciliation of Net Interest Margin, Non-Interest Income and Non-Interest Expense:

	At the quarters ended
	March 31, 2019	March 31, 2018
Net interest income (FTE)	$22,270	$21,630
less: impact of loan payoff	-	(588)
less: purchase accounting	(360)	(545)

Ajdusted net interest income	21,910	20,497
Average earning assets	2,649,951	2,496,673
Net interest margin exc. loan payoff and purch. accounting	3.32%	3.30%

Non-interest income	$6,073	$5,819
less: mortgage servicing valuation adjustment	499	(9)

Non-interest income, adjusted	6,572	5,810
Non-interest income % increase	13.1%

Non-interest expense	$17,674	$16,600
less: organizational restructure charge	(650)	-

Non-interest expense, adjusted	17,024	16,600
Non-interest expense % increase	2.6%